EXHIBIT 23.1

                       Consent of Wolf & Company, P.C.

                        INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in the Registration Statement Number 333-75081 (dated March 24, 1999 on Form S-8) of Mystic Financial, Inc., of our report dated July 23, 1999, except for Note 17 as to which the date is September 8, 1999, appearing in this Annual Report on Form 10-k of Mystic Financial, Inc. for the year ended June 30, 1999.


                                       /s/ Wolf & Company, P.C.

Boston, Massachusetts
September 27, 1999